Exhibit 99.1

For Immediate Release

OVERLAND STORAGE REPORTS FISCAL 2011 FIRST QUARTER RESULTS

Company also announced today that it has entered into agreements to sell $4.2 million of shares of its common stock in a registered offering

SAN DIEGO – November 12, 2010 – Overland Storage, Inc. (Nasdaq: OVRL) today reported first quarter results for its fiscal quarter ended September 30, 2010.

“While revenue declined sequentially, we view this in line with the typical first quarter seasonality that has affected our business in prior years,” said Eric Kelly, President and CEO of Overland Storage. “In the past quarter, we have expanded our channel footprint and successfully launched several new products. We also recently completed additional financing, and remain confident in the progress we are making to execute on our strategy to grow our branded products revenue as our OEM business declines.”

During the first quarter of fiscal 2011, net revenue declined 8.8% from the same period a year ago, due to the expected reduction of revenue in our OEM channel. Our branded net revenue remained relatively constant year over year. Helping to minimize the decline was the successful market acceptance of our new Snap Server® N2000 NAS product, growth of sales in our NEO Series® of tape based products, and our entry into the mid-range SAN market with the SnapSAN™ S2000. Selected first quarter results:

•

Net revenue for the first quarter of fiscal 2011 declined 8.8% to $17.6 million from $19.3 million in the same period a year ago, primarily attributable to an anticipated decrease in OEM revenue from HP.

•	Net loss was $6.5 million for the first quarter of fiscal 2011, including a non-cash charge of $1.0 million for share-based compensation expense.

•	Snap Server® and SnapSAN™ series of disk based products saw an increase of 22% year over year, driven primarily by the Snap Server® N2000 and the SnapSAN™ S2000.

•

NEO Series® of branded tape products saw an increase of 52%, over the same quarter last year primarily driven by the successful introduction of the NEO® S Series product line in the second quarter of fiscal 2010.

•	Cash at September 30, 2010, was $4.3 million.

During the first quarter of fiscal 2011, we continued to focus on building revenue momentum through the introduction of new products, increased engagement with value-added resellers, and focused sales and marketing initiatives.

Key business highlights:

•	The Company entered the 2U NAS market with the introduction of the Snap Server® N2000 which has become one of the fastest selling rack-mount products in Snap Server® history.

•

The Company finalized preparations for the launch of the SnapSAN™ S1000, a new entry into the midrange SAN marketplace. The solution was announced shortly after quarter-end and will begin shipping in the second quarter of fiscal 2011. The S1000 was designed to anchor our SnapSAN™ portfolio and expand our total available market.

•

We successfully completed the purchase of the intellectual property of Maxiscale Inc. By integrating Maxiscale’s technology into GuardianOS™, we intend to transform the Snap Server® product line into a scalable storage solution with linear performance and capacity expansion, a global namespace and no single point-of-failure.

About Overland Storage

As a leading, global specialist in backup, recovery and archive, Overland Storage is focused on helping IT departments address data protection and data retention challenges by incorporating innovative solutions with world-class service and support. Overland provides smart, affordable, end-to-end data protection solutions that are engineered to store smarter, protect faster and extend anywhere.

Overland Storage products include award-winning Snap Server® network attached storage products; SnapSAN™, NEO SERIES® tape libraries; and REO SERIES® disk-based backup and recovery appliances. Overland Storage sells its products exclusively through a select network of value-added-resellers, system integrators and OEMs. The company has shipped more than 350,000 units to small and medium-sized businesses, as well as large enterprises in over 60 countries across the globe. For more information, visit www.overlandstorage.com.

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. This report contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include: our ability to raise outside capital to adequately fund our operations and to service and repay debt as it comes due; our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs; the continued availability of our non-OEM accounts receivable financing arrangements; our ability to achieve the intended cost savings and maintain quality with our new manufacturing partner; our ability to generate cash from operations; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; our ability to maintain the listing of our common stock on The NASDAQ Capital Market; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; and general economic conditions. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Overland, Overland Storage, Snap Server, SnapSAN, GuardianOS, Snap Enterprise Data Replicator, REO Series, REO, NEO Series, and NEO are trademarks of Overland Storage, Inc.

CONTACT INFORMATION:

Investor Contact:

Abhi Kanitkar

ICR

Email: abhi.kanitkar@icrinc.com

415-671-0745

Media Contact:

Elizabeth Zaborowska

Bhava Communications

Email: overland@bhavacom.com

510-219-8127

# # #

OVERLAND STORAGE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,
	2010	2009
	(Unaudited)
Net revenue	$17,573	$19,313
Cost of revenue	13,421	14,105

Gross profit	4,152	5,208

Operating expenses:
Sales and marketing	4,596	4,274
Research and development	1,754	1,457
General and administrative	3,560	2,679

Total expenses	9,910	8,410

Operating loss	(5,758)	(3,202)
Interest (expense) income, net	(366)	(384)
Other expense, net	(356)	(34)

Loss before income taxes	(6,480)	(3,620)
Income taxes	18	72

Net loss	$(6,498)	$(3,692)

Net loss per share:
Basic and Diluted	$(0.59)	$(0.87)

Shares used in computing net loss per share:
Basic and Diluted	10,942	4,259

OVERLAND STORAGE, INC.

SELECTED BALANCE SHEET INFORMATION

(In thousands)

	September 30, 2010	June 30, 2010
	(unaudited)
ASSETS
Cash	$4,293	$8,852
Accounts receivable, net	11,772	13,257
Inventories	10,676	9,941
Other current assets	6,734	6,551

Total current assets	33,475	38,601

Property, plant and equipment, net	854	804
Other assets	4,938	4,920

Total assets	$39,267	$44,325

LIABILITIES & EQUITY
Current liabilities, excluding debt	$32,021	$31,047
Debt, current portion	4,066	5,171
Other long-term liabilities	5,652	5,441
Shareholders’ equity	(2,472)	2,666

Total liabilities and equity	$39,267	$44,325